June 2024

Amendment No. 1 dated June 7, 2024 relating to
Pricing Supplement No. 2,324

Registration Statement Nos. 333-275587; 333-275587-01
Dated June 5, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after six months, the securities will be automatically redeemed if the determination closing price of each of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund, which we refer to as the underlying shares, on any of the quarterly determination dates is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 90% of its respective initial share price, investors will receive a payment at maturity of $1,279.00 per $1,000 security. If the securities have not previously been redeemed and the final share price of either of the underlying shares is less than 90% of its respective initial share price but the final share price of each of the underlying shares is greater than or equal to 65% of its respective initial share price, which we refer to as the respective downside threshold level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price of either of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to forgo current income and participation in the appreciation of either of the underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying shares closes at or above the respective then-applicable redemption threshold level on a quarterly determination date or at or above 90% of its initial share price on the final determination date, respectively, with no possibility of an early redemption until after the six-month non-call period. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective downside threshold level of either of the underlying shares will result in a significant loss of your investment, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation of either of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Consumer Staples Select Sector SPDR® Fund (the “XLP Shares”) and Real Estate Select Sector SPDR® Fund (the “XLRE Shares”)
Aggregate principal amount:	$5,541,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	June 5, 2024
Original issue date:	June 10, 2024 (3 business days after the pricing date)
Maturity date:	June 10, 2027
Early redemption:

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this 6-month initial non-call period, if, on any quarterly determination date, beginning on December 5, 2024, the determination closing price of each of the underlying shares is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the determination closing price of either of the underlying shares is below its respective then-applicable redemption threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.30% per annum) for each quarterly determination date (beginning after six months), as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Six Months)” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after six months, quarterly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Six Months)” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Six Months)” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to 90% of its respective initial share price:

$1,279.00

●If the final share price of either of the underlying shares is less than 90% of its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of either of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares

Under these circumstances, you will lose more than 35%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$961.80 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$20	$980
Total	$5,541,000	$110,820	$5,430,180

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 23.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023  Index Supplement dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Redemption threshold levels:

1st determination date:

With respect to the XLP Shares, $77.81, which is 100% of its initial share price

With respect to the XLRE Shares, $38.21, which is 100% of its initial share price

6th determination date:

With respect to the XLP Shares, $73.920, which is approximately 95% of its initial share price

With respect to the XLRE Shares, $36.300, which is approximately 95% of its initial share price

2nd determination date:

With respect to the XLP Shares, $77.81, which is 100% of its initial share price

With respect to the XLRE Shares, $38.21, which is 100% of its initial share price

7th determination date:

With respect to the XLP Shares, $73.920, which is approximately 95% of its initial share price

With respect to the XLRE Shares, $36.300, which is approximately 95% of its initial share price

3rd determination date:

With respect to the XLP Shares, $77.81, which is 100% of its initial share price

With respect to the XLRE Shares, $38.21, which is 100% of its initial share price

8th determination date:

With respect to the XLP Shares, $70.029, which is 90% of its initial share price

With respect to the XLRE Shares, $34.389, which is 90% of its initial share price

4th determination date:

With respect to the XLP Shares, $73.920, which is approximately 95% of its initial share price

With respect to the XLRE Shares, $36.300, which is approximately 95% of its initial share price

9th determination date:

With respect to the XLP Shares, $70.029, which is 90% of its initial share price

With respect to the XLRE Shares, $34.389, which is 90% of its initial share price

5th determination date:

With respect to the XLP Shares, $73.920, which is approximately 95% of its initial share price

With respect to the XLRE Shares, $36.300, which is approximately 95% of its initial share price

10th determination date:

With respect to the XLP Shares, $70.029, which is 90% of its initial share price

With respect to the XLRE Shares, $34.389, which is 90% of its initial share price

Downside threshold level:	With respect to the XLP Shares, $50.577, which is approximately 65% of its initial share price With respect to the XLRE Shares, $24.837, which is approximately 65% of its initial share price
Initial share price:

With respect to the XLP Shares, $77.81, which is its determination closing price on the pricing date

With respect to the XLRE Shares, $38.21, which is its determination closing price on the pricing date

Determination closing price:	With respect to each of the underlying shares, on any trading day, the closing price of such underlying shares on such day multiplied by the applicable adjustment factor on such day
Final share price:	With respect to each of the underlying shares, the respective determination closing price on the final determination date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the larger percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each of the underlying shares, the final share price divided by the initial share price
CUSIP / ISIN:	61776MAN5 / US61776MAN56
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Six Months)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	12/5/2024	1st early redemption date:	12/10/2024	$1,046.50
2nd determination date:	3/5/2025	2nd early redemption date:	3/10/2025	$1,069.75
3rd determination date:	6/12/2025	3rd early redemption date:	6/17/2025	$1,093.00
4th determination date:	9/5/2025	4th early redemption date:	9/10/2025	$1,116.25
5th determination date:	12/5/2025	5th early redemption date:	12/10/2025	$1,139.50
6th determination date:	3/5/2026	6th early redemption date:	3/10/2026	$1,162.75
7th determination date:	6/5/2026	7th early redemption date:	6/10/2026	$1,186.00
8th determination date:	9/8/2026	8th early redemption date:	9/11/2026	$1,209.25
9th determination date:	12/7/2026	9th early redemption date:	12/10/2026	$1,232.50
10th determination date:	3/5/2027	10th early redemption date:	3/10/2027	$1,255.75
Final determination date:	6/7/2027	See “Maturity date” above.		See “Payment at maturity” above.

June 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due June 10, 2027, With 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, beginning after six months, the securities will be automatically redeemed if the determination closing price of each of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund on any quarterly determination date (beginning after six months) is greater than or equal to its respective then-applicable redemption threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 90% of its respective initial share price, investors will receive a payment at maturity of $1,279.00 per $1,000 security. If the securities have not previously been redeemed and the final share price of either of the underlying shares is less than 90% of its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price of either of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in either of the underlying shares.

Maturity:	3 years
Automatic early redemption (Beginning after six months):

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this 6-month initial non-call period, if, on any quarterly determination date, the determination closing price of each of the underlying shares is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Redemption threshold levels:

1st determination date:

With respect to the XLP Shares, $77.81, which is 100% of its initial share price

With respect to the XLRE Shares, $38.21, which is 100% of its initial share price

6th determination date:

With respect to the XLP Shares, $73.920, which is approximately 95% of its initial share price

With respect to the XLRE Shares, $36.300, which is approximately 95% of its initial share price

2nd determination date:

With respect to the XLP Shares, $77.81, which is 100% of its initial share price

With respect to the XLRE Shares, $38.21, which is 100% of its initial share price

7th determination date:

With respect to the XLP Shares, $73.920, which is approximately 95% of its initial share price

With respect to the XLRE Shares, $36.300, which is approximately 95% of its initial share price

3rd determination date:

With respect to the XLP Shares, $77.81, which is 100% of its initial share price

With respect to the XLRE Shares, $38.21, which is 100% of its initial share price

8th determination date:

With respect to the XLP Shares, $70.029, which is 90% of its initial share price

With respect to the XLRE Shares, $34.389, which is 90% of its initial share price

4th determination date:

With respect to the XLP Shares, $73.920, which is approximately 95% of its initial share price

With respect to the XLRE Shares, $36.300, which is approximately 95% of its initial share price

9th determination date:

With respect to the XLP Shares, $70.029, which is 90% of its initial share price

With respect to the XLRE Shares, $34.389, which is 90% of its initial share price

5th determination date:

With respect to the XLP Shares, $73.920, which is approximately 95% of its initial share price

With respect to the XLRE Shares, $36.300, which is approximately 95% of its initial share price

10th determination date:

With respect to the XLP Shares, $70.029, which is 90% of its initial share price

With respect to the XLRE Shares, $34.389, which is 90% of its initial share price

June 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.30% per annum) for each quarterly determination date, as follows:

●1st determination date:

$1,046.50

●2nd determination date:

$1,069.75

●3rd determination date:

$1,093.00

●4th determination date:

$1,116.25

●5th determination date:

$1,139.50

●6th determination date:

$1,162.75

●7th determination date:

$1,186.00

●8th determination date:

$1,209.25

●9th determination date:

$1,232.50

●10th determination date:

$1,255.75

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to 90% of its respective initial share price:

$1,279.00

●If the final share price of either of the underlying shares is less than 90% of its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of either of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $961.80.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

June 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the redemption threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

June 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after six months, the securities will be automatically redeemed if the determination closing price of each of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund on any quarterly determination date is greater than or equal to its respective then-applicable redemption threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 65% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after six months, when each of the underlying shares closes at or above its respective then-applicable redemption threshold level on any quarterly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in either of the underlying shares.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one of the underlying shares closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each of the underlying shares closes at or above 90% of its respective initial share price. At maturity, investors will receive a cash payment equal to $1,279.00 per stated principal amount. Investors do not participate in any appreciation in either of the underlying shares.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that at least one of the underlying shares closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one of the underlying shares closes below 90% of its respective initial share price, but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one of the underlying shares closes below its respective then-applicable redemption threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one of the underlying shares closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

June 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price of each of the underlying shares on each of the quarterly determination dates (beginning after six months), and the payment at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final determination date. The actual early redemption payment amounts, initial share prices, redemption threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.30% per annum) for each quarterly determination date (beginning after six months), as follows:

●1st determination date:

$1,046.50

●2nd determination date:

$1,069.75

●3rd determination date:

$1,093.00

●4th determination date:

$1,116.25

●5th determination date:

$1,139.50

●6th determination date:

$1,162.75

●7th determination date:

$1,186.00

●8th determination date:

$1,209.25

●9th determination date:

$1,232.50

●10th determination date:

$1,255.75

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to 90% of its respective initial share price:

$1,279.00

●If the final share price of either of the underlying shares is less than 90% of its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of either of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the XLP Shares: $75.00 With respect to the XLRE Shares: $35.00
90% of the Hypothetical Initial Share Price:	With respect to the XLP Shares: $67.50, which is 90% of its hypothetical initial share price With respect to the XLRE Shares: $31.50, which is 90% of its hypothetical initial share price
Hypothetical Downside Threshold Level:	With respect to the XLP Shares: $48.75, which is 65% of its hypothetical initial share price With respect to the XLRE Shares: $22.75, which is 65% of its hypothetical initial share price
Hypothetical Redemption Threshold Levels:

1st determination date:

With respect to the XLP Shares, $75.00, which is 100% of its initial share price

With respect to the XLRE Shares, $35.00, which is 100% of its initial share price

6th determination date:

With respect to the XLP Shares, $71.25, which is 95% of its initial share price

With respect to the XLRE Shares, $33.25, which is 95% of its initial share price

2nd determination date:

7th determination date:

June 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

With respect to the XLP Shares, $75.00, which is 100% of its initial share price

With respect to the XLRE Shares, $35.00, which is 100% of its initial share price

With respect to the XLP Shares, $71.25, which is 95% of its initial share price

With respect to the XLRE Shares, $33.25, which is 95% of its initial share price

3rd determination date:

With respect to the XLP Shares, $75.00, which is 100% of its initial share price

With respect to the XLRE Shares, $35.00, which is 100% of its initial share price

8th determination date:

With respect to the XLP Shares, $67.50, which is 90% of its initial share price

With respect to the XLRE Shares, $31.50, which is 90% of its initial share price

4th determination date:

With respect to the XLP Shares, $71.25, which is 95% of its initial share price

With respect to the XLRE Shares, $33.25, which is 95% of its initial share price

9th determination date:

With respect to the XLP Shares, $67.50, which is 90% of its initial share price

With respect to the XLRE Shares, $31.50, which is 90% of its initial share price

5th determination date:

With respect to the XLP Shares, $71.25, which is 95% of its initial share price

With respect to the XLRE Shares, $33.25, which is 95% of its initial share price

10th determination date:

With respect to the XLP Shares, $67.50, which is 90% of its initial share price

With respect to the XLRE Shares, $31.50, which is 90% of its initial share price

June 2024 Page 8

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Automatic Call:

Example 1 — The securities are redeemed following the second determination date

Date	XLP Determination Closing Price	XLRE Determination Closing Price	Payment (per Security)
1st Determination Date	$80.00 (at or above the then-applicable redemption threshold level)	$33.75 (below the then-applicable redemption threshold level, securities are not redeemed)	--
2nd Determination Date	$90.00 (at or above the then-applicable redemption threshold level)	$42.50 (at or above the then-applicable redemption threshold level, securities are automatically redeemed)	$1,069.75

In this example, on the first determination date, the determination closing price of one of the underlying shares is at or above its respective then-applicable redemption threshold level, but the determination closing price of the other underlying shares is below its respective then-applicable redemption threshold level. Therefore, the securities are not redeemed. On the second determination date, the determination closing price of each of the underlying shares is at or above the respective then-applicable redemption threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,069.75 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in either of the underlying shares.

How to calculate the payment at maturity:

In the following examples, one or both of the underlying shares close below the respective then-applicable redemption threshold level(s) on each of the quarterly determination dates (beginning after six months), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	XLP Final Share Price	XLRE Final Share Price	Payment at Maturity (per Security)
Example 1:	$80.00 (at or above 90% of its initial share price)	$37.50 (at or above 90% of its initial share price)	$1,279.00
Example 2:	$60.00 (below 90% of its initial share price but at or above its downside threshold level)	$42.00 (at or above 90% of its initial share price and at or above its downside threshold level)	$1,000
Example 3:	$93.75 (at or above 90% of its initial share price and at or above its downside threshold level)	$14.00 (below its downside threshold level)	$1,000 × ($14.00 / $35.00) = $400
Example 4:	$15.00 (below its downside threshold level)	$28.00 (below 90% of its initial share price but at or above its downside threshold level)	$1,000 × ($15.00 / $75.00) = $200
Example 5:	$15.00 (below its downside threshold level)	$17.50 (below its downside threshold level)	$1,000 × ($15.00 / $75.00) = $200

In example 1, the final share price of each of the underlying shares is at or above 90% of its respective initial share price. Therefore, investors receive $1,279.00 per security at maturity. Investors do not participate in any appreciation in either of the underlying shares.

In example 2, the final share price of one of the underlying shares is at or above 90% of its initial share price and at or above its downside threshold level, but the final share price of the other of the underlying shares is below 90% of its initial share price and at or above its downside threshold level. The XLRE Shares have increased 20% from its initial share price to its final share price and the XLP Shares have declined 20% from its initial share price to its final share price. Therefore, investors receive a payment at

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maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in either of the underlying shares.

In example 3, the final share price of one of the underlying shares is at or above 90% of its initial share price and at or above its downside threshold level, but the final share price of the other underlying shares is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The XLP Shares have increased 25% from its initial share price to its final share price and the XLRE Shares have declined 60% from its initial share price to its final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the XLRE Shares, which is the worst performing underlying shares in this example.

In example 4, the final share price of one of the underlying shares is below 90% of its initial share price but at or above its downside threshold level, while the final share price of the other underlying shares is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The XLRE Shares have declined 20% from its initial share price to its final share price and the XLP Shares have declined 80% from its initial share price to its final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the XLP Shares, which is the worst performing underlying shares in this example.

In example 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. The XLP Shares have declined 80% from its initial share price to its final share price and the XLRE Shares have declined 50% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the XLP Shares, which is the worst performing underlying shares in this example.

If the securities are not redeemed prior to maturity and the final share price of either of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than 65% of the stated principal amount per security and could be zero.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price of either of the underlying shares is less than its respective downside threshold level of 65% of its initial share price, you will be exposed to the decline in the value of the worst performing underlying shares, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 65% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each of the underlying shares closes at or above its respective then-applicable redemption threshold level on any quarterly determination date (beginning after six months), or to the fixed upside payment at maturity if the securities have not been redeemed and the final share price of each of the underlying shares is at or above 90% of its initial share price. In all cases, you will not participate in any appreciation of either of the underlying shares, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each of the underlying shares on any day, including in relation to its respective initial share price, redemption threshold levels and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying shares and of the stocks composing their respective share underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying shares or securities markets generally and which may affect the value of each of the underlying shares, odividend rates on the stocks constituting the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to an adjustment factor,

othe composition of the underlying shares and changes in the constituents of the underlying shares, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per

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security if the price of either of the underlying shares at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of either of the underlying shares based on its historical performance. The price(s) of one or both of the underlying shares may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 65% of the stated principal amount. See “Consumer Staples Select Sector SPDR® Fund Overview” and “Real Estate Select Sector SPDR® Fund Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in either of the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not participate in any positive performance of either of the underlying shares, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

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￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares or their component stocks), including trading in the stocks that constitute the underlying shares as well as in other instruments related to the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of either of the underlying shares, and, therefore, could increase (i) the respective values at or above which such underlying shares must close on the respective determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the value at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

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￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the redemption threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed on any early redemption date, the payment at maturity, if any, and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation Agent,” “—Market Disruption Event,” “—Antidilution Adjustments,” “—Postponement of Determination Dates,” “—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” and “—Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of both underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by either of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive an early redemption payment, each of the underlying shares must close at or above its respective then-applicable redemption threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one of the underlying shares have declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 65% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

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￭Investing in the securities exposes investors to risks associated with investments with a concentration in the consumers staples sector. The stocks included in the Consumer Staples Select Sector Index and that are generally tracked by the XLP Shares are stocks of companies whose primary business is associated with the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less-volatile industry. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation or regulatory developments. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the real estate industry. The securities are subject to certain risks applicable to the real estate industry. The Real Estate Select Sector SPDR® Fund invests in companies in the following industries: real estate management and development and REITs, excluding mortgage REITs. As a result, the securities are exposed to the risks associated with owning real estate directly as well as to risks that relate specifically to the way in which real estate companies are organized and operated. Real estate is highly sensitive to general and local economic conditions and developments, and is characterized by intense competition and periodic overbuilding. The United States real estate market has experienced periods of significant declines, and we can give you no assurance that similar declines will not occur in the future. Specific risks especially relevant to an investment in the real estate industry include interest rate risk, leverage risk, property risk, management risk, liquidity risk, concentration risk, U.S. tax risk and regulatory risk. Any of these risks could adversely impact the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of

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the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final determination date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

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Consumer Staples Select Sector SPDR® Fund Overview

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Consumer Staples Select Sector SPDR® Fund. The Consumer Staples Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Staples Select Sector Index. It is possible that this fund may not fully replicate the performance of the Consumer Staples Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLP Shares is accurate or complete.

Information as of market close on June 5, 2024:

Ticker Symbol:	XLP UP
Current Share Price:	$77.81
52 Weeks Ago:	$73.34
52 Week High (on 5/16/2024):	$78.40
52 Week Low (on 10/12/2023):	$66.22

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLP Shares for each quarter from January 1, 2019 through June 5, 2024. The closing price of the XLP Shares on June 5, 2024 was $77.81. The associated graph shows the closing prices of the XLP Shares for each day from January 1, 2019 through June 5, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLP Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLP Shares at any time, including on the determination dates.

Consumer Staples Select Sector SPDR® Fund (CUSIP 81369Y308)	High ($)	Low ($)	Period End ($)
2019
First Quarter	56.11	50.19	56.11
Second Quarter	59.36	55.19	58.07
Third Quarter	61.62	57.69	61.42
Fourth Quarter	63.25	60.03	62.98
2020
First Quarter	64.79	48.63	54.47
Second Quarter	61.07	53.55	58.64
Third Quarter	66.84	58.69	64.10
Fourth Quarter	68.15	62.26	67.45
2021
First Quarter	69.27	63.30	68.31
Second Quarter	71.52	67.98	69.97
Third Quarter	72.97	68.84	68.84
Fourth Quarter	77.11	68.80	77.11
2022
First Quarter	77.62	71.44	75.89
Second Quarter	80.57	68.83	72.18
Third Quarter	77.16	66.73	66.73
Fourth Quarter	77.19	66.50	74.55
2023
First Quarter	75.78	71.11	74.71
Second Quarter	77.50	72.59	74.17
Third Quarter	76.10	68.80	68.81
Fourth Quarter	72.30	66.22	72.03
2024
First Quarter	76.36	71.59	76.36
Second Quarter (through June 5, 2024)	78.40	73.08	77.81

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Morgan Stanley Finance LLC

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All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

XLP Shares Daily Closing Prices January 1, 2019 to June 5, 2024

This document relates only to the securities referenced hereby and does not relate to the XLP Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLP Shares (and therefore the price of the XLP Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLP Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLP Shares.

The securities are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. The Consumer Staples Select Sector Index includes component stocks in industries such as food & staples retailing; food products; beverages; tobacco; household products; and personal products. See “S&P® Select Sector Indices—Consumer Staples Select Sector Index” in the accompanying index supplement.

June 2024 Page 18

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Real Estate Select Sector SPDR® Fund Overview

The Real Estate Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Real Estate Select Sector SPDR® Fund. The Real Estate Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Real Estate Select Sector Index. It is possible that this fund may not fully replicate the performance of the Real Estate Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLRE Shares is accurate or complete.

Information as of market close on June 5, 2024:

Ticker Symbol:	XLRE UP
Current Share Price:	$38.21
52 Weeks Ago:	$36.64
52 Week High (on 12/28/2023):	$40.50
52 Week Low (on 10/25/2023):	$32.19

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLRE Shares for each quarter from January 1, 2019 through June 5, 2024. The closing price of the XLRE Shares on June 5, 2024 was $38.21. The associated graph shows the closing prices of the XLRE Shares for each day from January 1, 2019 through June 5, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLRE Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLRE Shares at any time, including on the determination dates.

Real Estate Select Sector SPDR® Fund (CUSIP: 81369Y860)	High ($)	Low ($)	Period End ($)
2019
First Quarter	36.23	30.29	36.22
Second Quarter	38.50	35.14	36.77
Third Quarter	40.10	36.70	39.34
Fourth Quarter	40.18	37.47	38.67
2020
First Quarter	41.93	25.46	31.00
Second Quarter	37.86	29.12	34.81
Third Quarter	37.14	33.85	35.27
Fourth Quarter	37.77	33.98	36.56
2021
First Quarter	39.91	35.06	39.49
Second Quarter	45.73	40.12	44.33
Third Quarter	48.73	44.45	44.45
Fourth Quarter	51.81	44.62	51.81
2022
First Quarter	51.33	43.98	48.32
Second Quarter	50.60	38.85	40.86
Third Quarter	45.74	35.63	36.01
Fourth Quarter	39.47	33.77	36.93
2023
First Quarter	41.83	34.62	37.38
Second Quarter	37.75	35.21	37.69
Third Quarter	38.97	33.60	34.07
Fourth Quarter	40.50	32.19	40.06
2024
First Quarter	40.43	37.55	39.53
Second Quarter (through June 5, 2024)	39.20	35.73	38.21

June 2024 Page 19

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

XLRE Shares Daily Closing Prices January 1, 2019 to June 5, 2024

This document relates only to the securities referenced hereby and does not relate to the XLRE Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLRE Shares (and therefore the price of the XLRE Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLRE Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLRE Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Real Estate Select Sector Index. The Real Estate Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the real estate sector of the S&P 500® Index. The Real Estate Select Sector Index includes component stocks in industries such as real estate management and development and Real Estate Investment Trusts (“REITs”), excluding mortgage REITs. For more information, see “S&P® Select Sector Indices—Real Estate Select Sector Index” in the accompanying index supplement.

June 2024 Page 20

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:	With respect to the XLP Shares, the Consumer Staples Select Sector Index With respect to the XLRE Shares, the Real Estate Select Sector Index
Share underlying index publisher:	With respect to each of the XLP Shares and the XLRE Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

June 2024 Page 21

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to more than one exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to

June 2024 Page 22

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or the component stocks of the share underlying shares, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of either of the underlying shares, and, therefore, could increase (i) the respective values at or above which such underlying shares must close on the respective determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the level at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $20 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will

June 2024 Page 23

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2027, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Staples Select Sector SPDR® Fund and the Real Estate Select Sector SPDR® Fund

Principal at Risk Securities

be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

June 2024 Page 24